                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933 on Form N-1A (File No. 333-00531) of our report dated October 18, 1996 on our audit of the financial statements and financial highlights of the Warburg, Pincus Tax Free Fund, Inc. We also consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectus and under the caption "Independent Accountants and Counsel" in the Statement of Additional Information.

/s/ COOPERS & LYBRAND L.L.P.

COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
December 23, 1996